Exhibit 5.1

Martin Frey
Attorney-at-law, LL.M.
Certified Tax Expert
martin.frey@bakermckenzie.com
Allied World Assurance Company Holdings, AG	Direct Line: 044 384 13 51

Gubelstrasse 24

Park Tower

CH-6300 Zug

Switzerland

(the “Addressees”)

Zurich, June 18, 2015

Legal Opinion regarding Registration Statement on Form S-3

Ladies and Gentlemen,

1.                                     Introduction

In our capacity as Swiss legal advisers to Allied World Assurance Company Holdings, AG, Gubelstrasse 24, Park Tower, CH-6300 Zug, Switzerland, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (hereinafter the “Company”), we have been asked to give an opinion as to certain legal matters under Swiss law in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933 (the “Act”) with respect to (i) registered shares of CHF 4.10 par value each of the Company (the “Common Shares”), (ii) warrants (the “Warrants”) to purchase Common Shares of the Company or Debt Securities (as defined below) of Allied World Assurance Company Holdings, Ltd, a Bermuda exempted company (“Allied World Ltd”), (iii) Debt Securities of Allied World

Ltd (the “Debt Securities”), (iv) guarantees by the Company of the Debt Securities, and (v) units consisting of any combination of the foregoing securities.

Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

2.                                     Documents

For the purpose of this opinion, we have only reviewed the following documents, but we have not made any investigations, searches or inquiries with regard to the documents listed in this clause 2 nor have we undertaken any due diligence with regard to the business of the Company and the Company’s compliance with any and all laws and regulations applicable to its business:

2.1                              Executed copy of the Registration Statement;

2.2                              Certified excerpt of the commercial register (Handelsregisterauszug) of the canton of Zug concerning the Company, dated June 17, 2015;

2.3                              Certified copy of the articles of association (Statuten) of the Company, dated June 17, 2015;

2.4                              Copy of the organizational regulations of the Company, dated February 17, 2015.

3.                                     Assumptions

For the purpose of this opinion, we have assumed (without making any investigation thereon) that:

3.1                              All documents submitted to us as originals are authentic;

3.2                              All documents submitted to us as copies of originals or facsimile or pdf copies are complete and conform to the original documents;

3.3                              All signatures and seals on any documents submitted to us are genuine and all signatures on any document submitted to us have actually been made by the person or persons who has or have purportedly made that signatures;

3.4                              All documents submitted to us as drafts have been, or will be, executed in the form and with contents as submitted to us and by a person or by persons authorized to execute the relevant document, and all documents executed on behalf of any entity other than the Company have been executed by persons authorized to execute the same according to the relevant corporate documents;

3.5                              In relation to the Company, there have been no changes of its respective articles of association or its respective registration in the commercial register or its organizational regulations compared to the articles of association and the registrations as set forth in the excerpt of the commercial register and the organizational regulations in the form examined by us;

3.6                              The Registration Statement will be filed by the Company;

3.7                              All authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions have been satisfied;

3.8                              The Common Shares will be duly authorized by the Board of Directors of the Company and the General Meeting of shareholders of the Company, fully paid up (liberiert) by their respective subscribers and registered in the competent Commercial Register in Switzerland and all other requirements under Swiss law in connection with the creation and issuance of such Common Shares will have been complied with.

3.9                              The Warrants to purchase Common Shares will be duly authorized by the Board of Directors and the General Meeting of shareholders of the Company, all other requirements of Swiss law in connection with the creation and issuance of such Warrants to purchase Common Shares will have been complied with and their terms will be in compliance with Swiss law. The Common Shares to be issued upon exercise of the Warrants will be authorized by the Board of Directors of the Company and the General Meeting of shareholders of the Company, fully paid up (liberiert) by their respective subscribers and registered in the competent Commercial Register in Switzerland and all other requirements under Swiss law in connection with the creation and issuance of such Common Shares will have been complied with.

3.10                       To the extent the Company issues Common Shares out of the conditional share capital of the Company, such Common Shares at the time of their issuance can and will be (a) issued and (b) fully paid up (liberiert) in cash in compliance with the laws of Switzerland, and the performance of the contribution in money shall be made at a banking institution subject to the Federal Law of November 8, 1934, relating to Banks and Savings Banks, as amended;

3.11                       The issue and the amount of any guarantee of Debt Securities of Allied World Ltd by the Company guaranteeing debt securities to be issued by Allied World Ltd will (i) be authorized by the Board of Directors of the Company or an authorized committee thereof in compliance with Swiss law, (ii) all action required under Swiss law to approve the terms of any specific issuance of any guarantee described above will be duly authorized by the Board of Directors, or, to the extent lawfully delegated, by an authorized committee thereof or by officers authorized by the Board of Directors or an authorized committee thereof, and (iii) the guarantee will qualify as an undertaking in accordance art. 111 of the Swiss Code of Obligations.

3.12                       There are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.

4.                                     Opinion

We have made such examination of the laws of Switzerland as currently applied by the courts in Switzerland as in our judgment is necessary for the purpose of this opinion. We do not purport to be qualified to pass upon, and do not express any opinion in this letter as to, the laws of any jurisdiction other than Switzerland. No opinion is given as to matters of fact. This legal opinion is governed by and shall be construed in accordance with Swiss law.

Based on the documents reviewed and the above assumptions and subject to the qualifications and limitations set forth below and having relied on the factual matters set forth in the documents reviewed and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

4.1                              The Company is duly incorporated and validly existing under the laws of Switzerland as a corporation (Aktiengesellschaft);

4.2                              The Company has the corporate power to enter into and perform its obligations under the Registration Statement and to incur the obligations pursuant thereto;

4.3                              The Common Shares will, when issued by the Company, be authorized, validly issued and paid-up to their nominal value in accordance with the laws of Switzerland. The current shareholders of the Company will have no personal liability to pay such issued Common Shares up to their nominal value in their capacity as shareholders of the Company.

4.4                              The Warrants to purchase Common Shares will, when issued by the Company, be authorized and validly issued in accordance with the laws of Switzerland.

4.5                              Any guarantee of Debt Securities of Allied World Ltd by the Company guaranteeing debt securities to be issued by Allied World Ltd will, when issued, be authorized in accordance with the laws of Switzerland.

5.                                     Qualifications

The opinion expressed herein is subject to the following qualifications:

5.1                              No opinion is expressed herein as to the effect of any potential fraudulent transaction, breach of general principles of good faith or any applicable law on civil procedure or similar law affecting the rights of the Company, and the validity of the Registration Statement may be limited by laws relating to bankruptcy, insolvency, liquidation, arrangement with creditors, moratorium or reorganization or other laws relating to or affecting generally the enforcement of the rights of creditors; in connection with bankruptcy or a liquidation in the context of an arrangement with creditors, certain legal actions the debtor has made during a certain period before bankruptcy or the grant of a moratorium respectively may be subject to claw back (actio pauliana);

5.2                              The Articles of Association of the Company contain in Article 6 an authorized share capital which authorizes the Board of Directors of the Company to issue up to 22,502,184 Common Shares until May 1, 2016. The issue of Common Shares in excess of such maximum amount or after May 1, 2016 requires the prior approval of the General Meeting of shareholders of the Company.

5.3                              The Articles of Association of the Company contain in Article 4 Conditional Share Capital which permits the Company to issue up to 3,000,000 Common Shares in connection with certain convertible debt instruments. The issue of Common Shares in excess of such maximum amount or the issuance of Common Shares in connection with convertible debt instruments outside of the scope of the Conditional Share Capital described in Article 4 of the Articles of Association requires the prior approval of the General Meeting of shareholders of the Company;

5.4                              In relation to opinion no. 4.4 it should be noted that prior to the issue of Warrants to purchase Common Shares a resolution by the general meeting of shareholders will be required to create the necessary Conditional Share Capital to service share delivery obligations under such warrants;

5.5                              Our scope of review did not include the terms of the guarantee of Debt Securities of Allied World Ltd and the documents enclosed to the Registration Statement;

5.6                              The scope of this opinion does not extend to the issue of Common Shares for employee benefit plans out of Conditional Share Capital under Article 5 of the Articles of Association;

5.7                              We express no opinion on the accuracy or completeness of any statements or warranties of fact set out in the Registration Statement, which statements and warranties we have not verified except and in so far only as the relevant statements or warranties are subject to a specific opinion expressed herein;

5.8                              We express no opinion as to insurance or reinsurance regulatory matters or as to any commercial, accounting, calculating, auditing, tax or other non-legal matters, and

6.                                     Limitations

6.1                              In this opinion, Swiss legal concepts are expressed in English terms and not in their original German, French or Italian terms used in Swiss legislation, doctrine or case law. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the expressed conditions that any interpretation has to occur based on Swiss law and Swiss legal concepts and that any disputes arising out of or in connection with this legal opinion are exclusively brought before the courts of Zurich 1, Switzerland.

6.2                              This opinion is given only on behalf of Baker & McKenzie Zurich and not on behalf of Baker & McKenzie International, a Swiss Verein, nor on behalf of any other office or associate firm of Baker & McKenzie International, a Swiss Verein. In this opinion, the expressions “we”, “us” and “our” and like expressions should be construed accordingly.

6.3                              This opinion is strictly as of the date hereof, limited to legal matters and to those matters covered herein, and, thus, no opinion is to be implied in respect of any other matter, and we disclaim any undertaking to update this opinion or otherwise advise you as to any changes of law or facts that may hereinafter be brought to our attention.

6.4                              This opinion is rendered solely for the purpose of the transactions herein referred to. It may not be used, circulated, quoted, referred to or relied upon for any other purpose without our written consent in each instance. We hereby consent to the use of our name under the heading “Legal Opinions” in the Registration Statement, and to the filing of this legal opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours sincerely,

/s/ Martin Frey	/s/ Dr. Marcel Giger
Martin Frey	Dr. Marcel Giger